UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 24, 2008

UGI Utilities, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	1-1398	23-1174060
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

100 Kachel Boulevard, Suite 400, Green Hills Corporate Center, Reading, Pennsylvania		19607
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610 796-3400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On September 24, 2008, UGI Utilities, Inc., a Pennsylvania corporation (the "Company"), entered into an underwriting agreement, attached as Exhibit 1.1 hereto, with Wachovia Capital Markets, LLC, Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC, as representatives of the several underwriters, with respect to the issue and sale by the Company of $108,000,000 aggregate principal amount of 6.375% Senior Notes due 2013 (the "2013 Notes"). The 2013 Notes are issued under an indenture dated as of August 1, 1993 between the Company and U.S. Bank National Association, successor trustee to Wachovia Bank, National Association, as trustee, and a supplemental indenture to be dated as of the closing date, between the Company and U.S. Bank National Association, as trustee. The 2013 Notes were registered under the Securities Act of 1933, as amended, pursuant to the Company's registration statement on Form S-3 (333-150719). The closing of the transaction is expected to occur on October 1, 2008.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

1.1 Underwriting Agreement dated September 24, 2008, by and among the Company, Wachovia Capital Markets, LLC, Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC, as representatives of the several underwriters.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UGI Utilities, Inc.

September 26, 2008	By:	Robert W. Krick

Name: Robert W. Krick
Title: Assistant Treasurer

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Exhibit Index

Exhibit No.	Description

1.1	Underwriting Agreement dated September 24, 2008, by and among the Company, Wachovia Capital Markets, LLC, Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC, as representatives of the several underwriters.